Exhibit 31.4
CERTIFICATIONS
I, Scott B. Flaherty, certify that:
1.I have reviewed this report on Form 10-K/A of Willis Lease Finance Corporation; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date:	April 29, 2020	/s/ Scott B. Flaherty
Scott B. Flaherty
Chief Financial Officer